                                                                 EXHIBIT 99(b)

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO CANADA, AUSTRALIA OR JAPAN.

[PACIFICORP LOGO]                                          [ENERGY GROUP LOGO]

FOR IMMEDIATE RELEASE                                          3 February 1998

                 RENEWED RECOMMENDED CASH OFFER BY PACIFICORP
                           FOR THE ENERGY GROUP PLC

 .     PacifiCorp and The Energy Group announce the terms of a renewed recommended cash offer for The Energy Group to be made by Goldman Sachs International on behalf of PacifiCorp Acquisitions, a wholly owned subsidiary of PacifiCorp.

 .     The Offer values each Energy Group Share at 765 pence, and includes a
      Loan Note Alternative.

 .     The Offer values the fully diluted share capital of The Energy Group at approximately pound sterling 4,055 million.

 .     The Offer represents a premium of approximately 17 per cent. to the
      Closing Price of 652 pence per Energy Group Share on 18 December 1997 (the day immediately prior to the clearance of the Original Offer by the President of the Board of Trade) and a premium of approximately 36 per cent. to the Closing Price of 561.5 pence per Energy Group Share on 9 June 1997, the day before the announcement by The Energy Group that it was involved in talks with PacifiCorp in relation to the Original Offer.

 .     The board of The Energy Group, which has been so advised by Lazard and
      Morgan Stanley, its financial advisers, considers the terms of the Offer to be fair and reasonable. In providing advice to the board of The Energy Group, Lazard and Morgan Stanley have taken account of the directors of The Energy Group's commercial assessment of the Offer. Accordingly, the directors of The Energy Group will unanimously recommend all holders of Energy Group Shares and Energy Group ADSs to accept the Offer, as they have irrevocably undertaken to do in respect of their personal holdings of 96,000 Energy Group Shares and 1,550 Energy Group ADSs (each Energy Group ADS representing four Energy Group Shares).

 .     The Combined Group's strategy is to be an international vertically integrated energy business. It intends to capitalise on the on-going liberalisation of the world-wide energy industry by providing customers with a wide array of energy products and services, at the same time reducing costs and increasing efficiency in its core markets. It intends to build strong positions in power generation, energy marketing and distribution, including by expanding into high growth international markets.

 .     The Combined Group will be an international low cost provider with over
      5 million energy customers across the United States, the United Kingdom and Australia; 17,000 megawatts of generation capacity; and over 10 billion tons of proven and probable coal reserves, of which half are low sulphur.

 .     The Original Offer, announced jointly by PacifiCorp and The Energy Group on 13 June 1997, valued each Energy Group Share at 695.5 pence
      (including a dividend per share of 5.5 pence (net) paid on 4 July 1997). The Original Offer lapsed when it was referred to the Monopolies and Mergers Commission on 1 August 1997. The acquisition of The Energy Group by PacifiCorp was subsequently cleared by the President of the Board of Trade on 19 December 1997.

 .     PacifiCorp has stated that, subject to all Conditions having become or been declared satisfied, fulfilled, or where applicable waived, it intends to invite Mr Derek Bonham and Mr John Devaney to join the board of directors of PacifiCorp. Mr Frederick Buckman will remain as a director and President and Chief Executive Officer of the Combined Group.

 .     In addition, PacificCorp intends, subject to approval of the PacificCorp board of directors, to invite Mr Bonham, Mr Devaney, Mr Eric Anstee and Mr Irl Engelhardt to join PacifiCorp senior executives, Mr Frederick Buckman, Mr Verl Topham, Mr Dennis Steinberg and Mr Richard O'Brien to form part of a management committee to coordinate the activities of the Combined Group and, except in the case of Mr Bonham, to take up certain executive positions within the Combined Group.

      Commenting on the Offer, Mr Frederick Buckman, President and Chief Executive Officer of PacifiCorp, said:

      "We are delighted to announce a new agreed offer for The Energy Group. The Acquisition represents a landmark step in achieving our strategy. The combination of PacifiCorp and The Energy Group will create a premier global energy company, poised to compete effectively on three continents, as the energy markets across the world are being restructured."

      Mr Derek Bonham, Chairman of The Energy Group, said:

      "We have continued to demonstrate the soundness of our businesses since the Board recommended the first offer by PacifiCorp. We have successfully taken further steps to implement our strategy. PacifiCorp recognises the benefits of this strategy and has again offered a price that represents excellent value for our shareholders and the board of The Energy Group has no hesitation in recommending it."

      This summary should be read in conjunction with the attached announcement. The Conditions of the Offer are set out in Appendix I of the attached announcement and definitions of certain expressions used in this announcement are set out in Appendix IV of the attached announcement.

                                   ENQUIRIES

PACIFICORP                    Scott Hibbs (investors)       1 503 731 2123
                              Angela Hult (investors)       1 503 731 2192
                              Dave Kvamme (press)           1 503 464 6272
                              Anita Marks (press)           1 503 464 6268

GOLDMAN SACHS INTERNATIONAL   Richard Sapp                  44 171 774 1000
                              Meyrick Cox                   44 171 774 1000

GAVIN ANDERSON                Howard Lee                    44 171 457 2345
                              Marc Popiolek                 44 171 457 2345

THE ENERGY GROUP              Aviva Gershuny-Roth           44 171 647 3200

LAZARD                        David Anderson                44 171 588 2721
                              John Wilford                  44 171 588 2721

MORGAN STANLEY                Piers de Montfort             44 171 513 5007

BRUNSWICK                     Louise Charlton               44 171 404 5959

      The Offer will not be made, directly or indirectly, in or into Canada, Australia or Japan. Accordingly, copies of this announcement are not being, and must not be, mailed or otherwise distributed or sent in or into Canada, Australia or Japan.

      Goldman Sachs International, which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting for PacifiCorp Acquisitions and PacifiCorp and for no one else in connection with the Offer and will not be responsible to anyone other than PacifiCorp Acquisitions and PacifiCorp for providing the protections afforded to its customers or for giving advice in relation to the Offer. Goldman Sachs International will be acting through Goldman, Sachs & Co. for the purposes of making the Offer in and into the United States.

      Lazard and Morgan Stanley & Co. Limited, which are regulated in the United Kingdom by The Securities and Futures Authority Limited, are acting for The Energy Group and for no one else in connection with the Offer and will not be responsible to anyone other than The Energy Group for providing the protections afforded to their customers or for giving advice in relation to the Offer.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO CANADA, AUSTRALIA OR JAPAN.

[PACIFICORP LOGO]                                          [ENERGY GROUP LOGO]

FOR IMMEDIATE RELEASE                                         3 February 1998

                 RENEWED RECOMMENDED CASH OFFER BY PACIFICORP
                           FOR THE ENERGY GROUP PLC

1   INTRODUCTION

      On 13 June 1997, the boards of PacifiCorp and The Energy Group announced the terms of a recommended cash offer for the whole of the share capital of The Energy Group. The Original Offer was referred to the Monopolies and Mergers Commission on 1 August 1997. The acquisition of The Energy Group by PacifiCorp was subsequently cleared by the President of the Board of Trade on 19 December 1997. Following further discussions, the boards of PacifiCorp and The Energy Group announce the terms of a renewed recommended cash offer to be made by Goldman Sachs International on behalf of PacifiCorp Acquisitions, a wholly owned subsidiary of PacifiCorp, for the whole of the issued and to be issued share capital of The Energy Group.

      The board of The Energy Group, which has been so advised by Lazard and Morgan Stanley, its financial advisers, considers the terms of the Offer to be fair and reasonable. In providing advice to the board of The Energy Group, Lazard and Morgan Stanley have taken account of the directors of The Energy Group's commercial assessment of the Offer. Accordingly, the directors of The Energy Group will unanimously recommend all holders of Energy Group Shares and Energy Group ADSs to accept the Offer, as they have irrevocably undertaken to do in respect of their personal holdings of 96,000 Energy Group Shares and 1,550 Energy Group ADSs.

      As previously announced, the board of The Energy Group has received approaches from each of Nomura International plc and Texas Utilities Co. expressing an interest in acquiring The Energy Group. Both parties have had access to management and have been provided with certain information about the TEG Group. No offer has been received from either party and it is uncertain whether an offer will be received from either party.

      The definitions of certain expressions used in this announcement are contained in Appendix IV.

2   THE OFFER

      The Offer will be subject to the Conditions set out in Appendix I which will, together with the further terms of the Offer, appear in the Offer Document and will be made by Goldman Sachs International, on behalf of PacifiCorp Acquisitions, on the following basis:

            FOR EACH ENERGY GROUP SHARE         765 PENCE; AND
            FOR EACH ENERGY GROUP ADS           POUND STERLING 30.60

      The Offer values The Energy Group at approximately pound sterling 4,055 million (assuming the exercise in full of all outstanding options and the vesting of all outstanding awards under the Energy Group Share

Schemes). The Offer represents a premium of approximately 17 per cent. to the Closing Price of 652 pence per Energy Group Share on 18 December 1997 (the day immediately prior to the clearance of the Original Offer by the President of the Board of Trade) and represents a premium of approximately 36 per cent. to the Closing Price of 561.5 pence per Energy Group Share on 9 June 1997, the day before the announcement by The Energy Group that it was involved in talks with PacifiCorp in relation to the Original Offer.

      The Offer will be subject to the applicable requirements of both the City Code in the United Kingdom and United States federal securities laws.

3   LOAN NOTE ALTERNATIVE

      A Loan Note Alternative will be available to holders of Energy Group Shares (other than persons who are citizens or residents of the United States and certain other overseas shareholders) who validly accept the Offer on the basis of, for every pound sterling 1 of cash under the Offer, pound sterling 1 nominal of Loan Notes, subject to aggregate valid elections being received on or before the date on which all the Conditions are waived, fulfilled or satisfied as applicable, for in excess of pound sterling 1 million nominal value of Loan Notes. If insufficient elections are received, holders of Energy Group Shares who elect for the Loan Note Alternative will instead receive cash in accordance with the terms of the Offer. Subject as aforesaid, the Loan Note Alternative will remain open as long as the Offer is open for acceptance. The Loan Notes will bear interest at a rate per annum of 0.5 per cent. below LIBOR.

      Goldman Sachs International has advised that, based on market conditions on 30 January 1998 (the latest practicable date prior to the publication of this announcement), in its opinion, if the Loan Notes had then been in issue, the value of each pound sterling 1 nominal would have been approximately 98 pence.

      In considering the Loan Note Alternative, holders of Energy Group Shares should note that the obligations of the issuer of the Loan Notes are not guaranteed or secured.

      A summary of the terms of the Loan Notes is set out in Appendix II to this announcement.

4   INFORMATION ON THE PACIFICORP GROUP

      PacifiCorp, one of the lowest-cost electricity producers in the United States, is a multinational energy company based in Portland, Oregon. PacifiCorp serves approximately 1.4 million retail customers in Oregon, Washington, California, Montana, Idaho, Utah and Wyoming. PacifiCorp is the largest investor-owned bulk power marketer in the western United States and is an active electrical and gas marketer in the eastern United States.

      PacifiCorp operates one of the largest open-access transmission systems in the United States with over 150 access points across 15,000 circuit miles and, together with its affiliates, has generating capacity of over 10,000 megawatts. It is the twelfth largest coal producer in the United States, producing 22.6 million tonnes in 1996. In 1996, the average electricity production costs at its coal-fired plants were 25 per cent. lower than the national average.

      PacifiCorp also has substantial operations in Australia through Powercor, the largest electricity distribution business in Victoria and its
19.9 per cent. partnership interest in the Hazelwood power generating station and associated mine.

      PacifiCorp is listed on the New York and Pacific Stock Exchanges under the symbol "PPW". For the year ended 31 December 1997, PacifiCorp reported earnings on common stock of $451 million, or $1.52 per share, excluding asset sale gains and a series of special charges and other adjustments recorded in 1997. As at the close of trading on the New York Stock Exchange on 30 January 1998, PacifiCorp had an equity market capitalisation of approximately
$6.9 billion.

      PacifiCorp Acquisitions, a wholly owned subsidiary of PacifiCorp, is an unlimited company incorporated in England and Wales on 9 June 1997 for the purpose of making the Original Offer.

5   INFORMATION ON THE ENERGY GROUP

      The Energy Group is a diversified international energy group which includes Peabody, the world's largest private producer of coal, and Eastern, one of the leading integrated electricity and gas groups in the United Kingdom.

      Peabody, the largest producer of coal in the United States, operates 25 underground surface mines in the United States and three surface mines in Australia.

      . As at 31 March 1997, Peabody owned or controlled 9.5 billion tons of proven and probable coal reserves;

      . in the six months ended 31 March 1997, Peabody sold 81.4 million tons of coal world-wide and had an estimated 14.4 per cent. of the US market; and

      . Peabody Australia, one of the 10 largest coal producers in Australia, has interests in four surface mines in New South Wales, three of which are currently in operation. Peabody's equity share of the coal sales of these mines amounted to 3.5 million tons in the six months ended 31 March 1997 and its equity share of the proven and probable reserves associated with these mines as at 31 March 1997 amounted to 466 million tons.

      Through Eastern, The Energy Group is one of the leading integrated electricity and gas groups in the United Kingdom and is involved in a wide range of operations:

      . Eastern Generation, the fourth largest generator of electricity in Great Britain, currently owns, operates or has an interest in eight power stations, representing approximately 10 per cent. of the United Kingdom's total registered generating capacity as at 31 March 1997.

      . Eastern Power & Energy Trading manages for the TEG Group the price and volume risks associated with the generation, wholesaling and sale to end users of electricity. These exposures are managed by trading its contract portfolio and by bidding Eastern's generation output into the Electricity Pool. It also has small equity interests in three natural gas producing fields in the North Sea.

      . Eastern Natural Gas is one of the largest suppliers of natural gas in the United Kingdom after Centrica plc.


      . Eastern Electricity is the largest supplier and distributor of electricity in England and Wales, with over three million customers and an authorised area covering approximately 20,300 sq. km. in the east of England and parts of north London.

      The TEG Group also includes Citizens Power, one of the leading US power marketing firms which was acquired by The Energy Group in May 1997. Its headquarters are in Boston and it has field offices in Milwaukee, Denver and Toronto.

      On a pro forma basis for the year ended 31 March 1997, The Energy Group reported consolidated turnover of pound sterling 4,460 million and consolidated net income of pound sterling 286 million. The Energy Group's results for the nine months ended 31 December 1997 will be announced shortly.

6   REASONS FOR THE OFFER

      A number of trends in the world energy industry are influencing PacifiCorp and The Energy Group. Energy providers have been required to provide better service, lower prices and more choice to their customers in the United States, the United Kingdom, Europe and Australia. The deregulation of electricity markets has led to increased customer choice and competition among suppliers. Industry participants have reacted to this by restructuring their businesses and diversifying their activities.

      The Combined Group will be an international low-cost power provider, with:

      . over five million retail electricity customers across the United States, the United Kingdom and Australia;

      .     17,000 megawatts of generation capacity; and

      . over 10 billion tons of proven and probable coal reserves, of which half are low sulphur.

      The Combined Group's strategy is to be an international vertically integrated energy business. It intends to capitalise on the on-going liberalisation of the world-wide energy industry by providing customers with a wide array of energy products and services, at the same time reducing costs and increasing efficiency in its core markets. It intends to build strong positions in power generation, energy marketing and distribution, including by expanding into high growth international markets.

      The combination of PacifiCorp and The Energy Group will create a premier energy provider able to:

      . continue both companies' proven ability in providing value added services to customers at competitive prices;

      . capitalise on deregulation in markets both at home and abroad and further enhance competition;

      . integrate fuel management, power generation, energy marketing and distribution to customers on three continents;

      . build on existing skills and adopt best practices in mining, energy marketing, trading and risk management and information technology; and

      . increase the efficient utilisation of generation resources through effective fuel management and plant optimisation.

      PacifiCorp believes that the transaction will be accretive to earnings in the first year following the completion of the Acquisition and thereafter, without considering the benefits of synergies resulting from potential cost reductions and revenue enhancement. This statement should not be interpreted to mean that PacifiCorp's total reported earnings per share will necessarily be greater than those for the year ended 31 December 1997.

7   REGULATION

      Prior to the referral of the Original Offer to the Monopolies and Mergers Commission, PacifiCorp agreed to give certain assurances in respect of Eastern Electricity plc to the DGES and the Monopolies and Mergers Commission, in clearing the Original Offer, assumed that these would still apply if PacifiCorp renewed its Original Offer. PacifiCorp confirms that these assurances will be formally given by PacifiCorp to the DGES to take effect from completion of the Acquisition.

      In the course of complying with the US Hart-Scott-Rodino Antitrust Improvements Act in connection with the Original Offer, the US Federal Trade Commission (the "FTC") requested additional information from PacifiCorp. Following receipt of such information, FTC staff requested that PacifiCorp and The Energy Group take certain actions. PacifiCorp and The Energy Group have agreed with FTC staff on the form of a consent order by the FTC that would, among other things, require divestiture of two mines in Arizona owned by a subsidiary of The Energy Group. The consent order is awaiting acceptance by the FTC. Following such acceptance, the consent order will be subjected to a 60-day public comment period after which the consent order will become final unless the FTC determines otherwise.

      Following the acceptance of the consent order for public comment by the FTC (expected to occur by 19 February 1998), the Offer will cease to be subject to the United States Hart-Scott-Rodino Antitrust

Improvements Act. Furthermore, PacifiCorp confirms that it will not invoke either Condition (d) or (e) even if the FTC amends the terms of the form of the consent order agreed with FTC Staff.

      The Offer is, however, subject to certain other regulatory consents and confirmations which PacifiCorp is confident will be obtained. The full text of the Conditions of the Offer is set out in Appendix I.

8   THE ENERGY GROUP SHARE SCHEMES

      The Offer will extend to any fully paid Energy Group Shares which are unconditionally allotted or issued while the Offer is open for acceptance, including those unconditionally allotted or issued pursuant to the exercise of options under the Energy Group Share Schemes.

      Appropriate proposals will be made to the participants in the Energy Group Share Schemes.

      In relation to the Energy Group Sharesave Scheme, it is anticipated that, as an additional alternative to the rights provided under the rules of that scheme, participants will be offered an opportunity to surrender their existing options in consideration for a cash sum, calculated by reference to the difference between 765 pence and the exercise price of their options multiplied by the number of Energy Group Shares that they could have acquired with their total savings contributions (together with any interest payable thereon) under the Energy Group Sharesave Scheme up to the date the Offer becomes or is declared unconditional in all respects plus a further six months' savings contributions.

9   DIRECTORS, MANAGEMENT AND EMPLOYEES

      PacifiCorp Acquisitions has given assurances to the board of The Energy Group that the existing employment rights, including pension rights, of all Energy Group directors, management and employees will be fully safeguarded. PacifiCorp looks forward to working with Energy Group employees.

      PacificCorp has stated that, subject to the Offer becoming or being declared unconditional in all respects, it intends to invite Mr Derek Bonham and Mr John Devaney to join the board of directors of PacifiCorp. Mr Frederick Buckman will remain as a director and President and Chief Executive Officer of the Combined Group.

      In addition, PacifiCorp intends, subject to approval of the PacifiCorp board of directors, to invite Mr Bonham, Mr Devaney, Mr Eric Anstee and Mr Irl Engelhardt to join PacifiCorp senior executives, Mr Frederick Buckman, Mr Verl Topham, Mr Dennis Steinberg and Mr Richard O'Brien to form part of a management committee to coordinate the activities of the Combined Group and, except in the case of Mr Bonham, to take up certain executive positions within the Combined Group.

      Although these intentions have been discussed in general terms, no specific terms or conditions have yet been agreed and no understanding exists between PacificCorp (or any person acting in concert with it) and any of the directors of The Energy Group in relation to any such position or otherwise having any connection with or dependence upon the Offer. None of Messrs Bonham, Devaney, Anstee or Engelhardt will enter into any further discussions with PacifiCorp (or any person acting in concert with it) concerning their personal positions unless and until, at the earliest, the Offer becomes or is declared unconditional in all respects.

10  HOLDINGS IN THE ENERGY GROUP

      Neither PacifiCorp Acquisitions, nor any of the directors of PacifiCorp Acquisitions, nor, so far as PacifiCorp Acquisitions is aware, any party acting in concert with PacifiCorp Acquisitions, owns or controls any Energy Group Securities or holds any options to purchase Energy Group Shares or holds any derivatives referenced to Energy Group Securities, other than as set out below:

      (a) PacifiCorp Master Retirement Trust, an independently managed pension fund of the PacifiCorp Group, beneficially owns 241,589 Energy Group Shares;

      (b) CIN Management, a subsidiary of Goldman Sachs International owns 6,517,433 Energy Group Shares;

      (c) Goldman Sachs & Co. Discretionary Customer accounts hold 72,000 Energy Group Shares; and

      (d) Goldman Sachs International Discretionary Customer accounts hold 175,581 Energy Group ADSs.

11  FINANCING

      PacifiCorp Acquisitions has arranged appropriate financing in connection with the Offer. Other wholly-owned subsidiaries of PacifiCorp Group Holdings Company have arranged their own funding to assist in PacifiCorp Acquisitions' financing of the Offer.

12  GENERAL

      (a) Goldman Sachs International, which is regulated in the United Kingdom by The Securities and Futures Authority Limited, is acting for PacifiCorp Acquisitions and PacifiCorp and for no one else in connection with the Offer and will not be responsible to anyone other than PacifiCorp Acquisitions and PacifiCorp for providing the protections afforded to its customers or for giving advice in relation to the Offer. Goldman Sachs International will be acting through Goldman, Sachs & Co. for the purposes of making the Offer in and into the United States.

      (b) Lazard and Morgan Stanley & Co. Limited, which are regulated in the United Kingdom by The Securities and Futures Authority Limited, are acting for The Energy Group and for no one else in connection with the Offer and will not be responsible to anyone other than The Energy Group for providing the protections afforded to their customers or for giving advice in relation to the Offer.

      (c) The Offer Document will be posted shortly and will be available for inspection at the offices of Linklaters & Paines, One Silk Street, London EC2Y 8HQ. The Conditions are set out in Appendix I to this announcement.

      (d) Energy Group Securities will be acquired by PacifiCorp Acquisitions fully paid and free from all liens, equities, charges, encumbrances and other interests and, together with all rights now or hereafter attaching thereto, including without limitation the right to receive and retain all dividends and other distributions declared, made or paid hereafter.


      (e) The Initial Offer Period is expected to expire at 10.00 p.m. (London time), 5.00 p.m. (New York City time) on the 20th Business Day after the date of the Offer Document, unless extended. At the conclusion of the Initial Offer Period, including any extension thereof, the Offer, if wholly unconditional, will be extended for a Subsequent Offer Period of at least 14 calendar days. Holders of Energy Group Securities will have withdrawal rights during the Initial Offer Period, including any extension thereof, but not during the Subsequent Offer Period, including any extension thereof.

      (f) THE OFFER WILL NOT BE MADE, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN. ACCORDINGLY, COPIES OF THIS ANNOUNCEMENT ARE NOT BEING, AND MUST NOT BE, MAILED OR OTHERWISE DISTRIBUTED OR SENT IN OR INTO CANADA, AUSTRALIA OR JAPAN.

      (g) The Loan Notes to be issued pursuant to the Offer have not been, nor will be, registered under the United States Securities Act of 1933, as amended, or under any relevant securities laws of any states or district of the United States, will not be the subject of a prospectus under the securities laws of any province of Canada and will not be registered under any relevant securities laws of any other country. The Loan Notes are not being offered, sold or delivered, directly or indirectly, in or into the United States, Canada, Australia or Japan.

                                  APPENDIX I

                            CONDITIONS OF THE OFFER


CONDITIONS OF THE OFFER

      The Offer, which will be made by Goldman Sachs International on behalf of PacifiCorp Acquisitions, will comply with the rules and regulations of the City Code and with US federal securities laws (except to the extent that exemptive relief has been granted by the SEC) and the rules and regulations made thereunder, will be governed by English law and be subject to the jurisdiction of the courts of England and the following Conditions:

(a)

      (i) valid acceptances being received (and not, where permitted, withdrawn) by not later than 10.00 p.m. (London time), 5.00 p.m. (New York City time) on the 20th Business Day following the date of the Offer Document (or such later time(s) and/or date(s) as PacifiCorp Acquisitions may, subject to the rules and regulations of the City Code, decide) in respect of not less than 90 per cent. in nominal value of Energy Group Securities to which the Offer relates (the "90 per cent. threshold"), or such lesser percentage as PacifiCorp Acquisitions may decide, provided that this Condition shall not be satisfied unless PacifiCorp Acquisitions and its wholly-owned subsidiaries shall have acquired or agreed to acquire, whether pursuant to the Offer or otherwise, Energy Group Securities carrying in aggregate more than 50 per cent. of the voting rights then exercisable at general meetings of The Energy Group. For the purposes of this Condition: (i) any Energy Group Securities which have been unconditionally allotted shall be deemed to carry the voting rights they will carry upon being entered in the register of members of The Energy Group; (ii) the expression "Energy Group Securities to which the Offer relates" shall be construed in accordance with sections 428 to 430F of the Companies Act; and (iii) valid acceptances shall be treated as having been received in respect of any Energy Group Shares which PacifiCorp Acquisitions shall, pursuant to section 429(8) of the Companies Act, be treated as having acquired or contracted to acquire by virtue of acceptances of the Offer; and

     (ii) if the 90 per cent. threshold shall have been satisfied before the Offer becomes or is declared unconditional in all respects, Condition (a)(i) remaining satisfied as at the time when the Offer becomes or is declared unconditional in all other respects, by reference to the facts then subsisting;

(b) PacifiCorp Acquisitions being reasonably satisfied that the acquisition of Energy Group Securities pursuant to the Offer will not subject PacifiCorp Acquisitions to regulation, or PacifiCorp Acquisitions will be exempt from regulation, under the US Public Utility Holding Company Act of 1935;

(c) FERC shall have issued an order on terms reasonably acceptable to PacifiCorp Acquisitions approving the sale of the FERC-jurisdictional assets of Citizens Power and Peabody Investments, Inc. to a third party;

(d) no relevant authority having intervened in a way which would be likely, or having failed to institute or implement any action the failure of which would be likely (to an extent which is, in the case of (i) to (iv) below, material in the context of the PacifiCorp Acquisitions Group or of the TEG Group or of the financing of the Offer):

      (i) to require, prevent or delay the divestiture or materially alter the terms of any proposed divestiture by PacifiCorp Acquisitions or The Energy Group or any member of the PacifiCorp Acquisitions Group or the wider TEG Group of all or any portion of their respective businesses, assets or properties or impose any limitation on the ability of any of them to conduct any of their respective businesses or to own any of their respective assets or property or any part thereof;

     (ii) to impose any limitation on the ability of any member of the PacifiCorp Acquisitions Group or the wider TEG Group to acquire, or to hold or to exercise effectively, directly or indirectly, any rights of ownership in respect of shares in, or management control over, any member of the wider TEG Group;

    (iii) otherwise adversely to affect the financial or trading position of any member of the PacifiCorp Acquisitions Group or the wider TEG Group;

     (iv) to make the Offer or its implementation or the acquisition or the proposed acquisition of any Energy Group Shares or Energy Group ADSs or control of The Energy Group by any member of the PacifiCorp Acquisitions Group void, illegal and/or unenforceable, or otherwise, directly or indirectly, to restrain, restrict, prohibit, delay or otherwise interfere with the implementation thereof, or impose additional conditions or obligations with respect thereto, or otherwise challenge or hinder any thereof;

      (v) to result in a delay in the ability of any member of the PacifiCorp Acquisitions Group, or render any such person unable, to acquire some or all of the Energy Group Shares or Energy Group ADSs or require or prevent or materially delay divestiture by any such person of any such securities; or

     (vi) to require any member of the PacifiCorp Acquisitions Group or the wider TEG Group to offer to acquire any shares or other securities (or the equivalent) in any member of the wider TEG Group owned by any third party;

      and all applicable waiting and other time periods during which any relevant authority could, in respect of the Offer or the acquisition or proposed acquisition of any Energy Group Shares or Energy Group ADSs or control of The Energy Group by PacifiCorp Acquisitions, intervene having expired, lapsed or terminated;

(e) all necessary filings having been made, all regulatory and statutory obligations having been complied with, all appropriate waiting periods under any applicable legislation or regulations of any jurisdiction having expired, lapsed or terminated in each case in respect of the Offer or the acquisition of any shares or other securities in, or control of, The Energy Group by any member of the PacifiCorp Acquisitions Group and all authorisations and determinations necessary or appropriate in any jurisdiction for or in respect of the Offer (including, without limitation, its implementation and financing) or proposed acquisition of any shares or other securities in, or control of, The Energy Group by any member of the PacifiCorp Acquisitions Group or in relation to the affairs of any member of the PacifiCorp Acquisitions Group or the wider TEG Group having been obtained in terms and in a form reasonably satisfactory to PacifiCorp Acquisitions from all relevant authorities or (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the PacifiCorp Acquisitions Group or the wider TEG Group, as the case may be, has entered into contractual arrangements and such authorisations and determinations together with all material authorisations and determinations necessary or appropriate for any member of the PacifiCorp Acquisitions Group or the wider TEG Group to carry on a business which is material in the context of the PacifiCorp Acquisitions Group or the TEG Group as a whole or of the financing of the Offer remaining in full force and effect and all filings necessary for such purpose having been made and there being no notice or intimation of any intention to revoke or not to renew any of the same and all necessary statutory or regulatory obligations in all relevant jurisdictions having been complied with;

(f) PacifiCorp Acquisitions not having discovered (other than by virtue of the same having been disclosed to it prior to the date of this announcement by any member of the TEG Group) any provision of any agreement, arrangement, licence or other instrument to which any member of the wider TEG Group is a party or by or to which any member of the wider TEG Group or any part of its assets may be bound, entitled or subject which would be likely, as a result of the Offer, the proposed acquisition by PacifiCorp Acquisitions of any shares in, or change in the control or management of, The Energy Group or otherwise, to result in (to an extent which is material in the context of the PacifiCorp Acquisitions Group or the wider TEG Group as a whole or of the financing of the Offer):

      (i) any moneys borrowed by or any other indebtedness, actual or contingent, of any member of the wider TEG Group being or becoming repayable or capable of being declared repayable immediately or prior to its stated maturity, or the ability of any such member to borrow moneys or incur any indebtedness being withdrawn or inhibited;

     (ii) any such agreement, arrangement, licence or instrument being terminated or adversely modified or any obligation or liability arising or any action being taken or arising thereunder;

    (iii) the rights, liabilities, obligations or interests of any member of the wider TEG Group under any such arrangement, agreement, licence or instrument or the interests or business of any such member in or with any other person, firm, company or body (or any arrangements relating to any such interests or business) being terminated or adversely modified or affected;

     (iv) any assets or interests of any such member being or becoming liable to be disposed of or charged, or any right arising under which any such asset or interest is required or is likely to be required to be disposed of or charged, in each case other than in the ordinary course of business;

      (v) the creation of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any member of the wider TEG Group or any such security interest, whenever arising or having arisen, becoming enforceable;

     (vi) the creation of liabilities for any member of the wider TEG Group other than in the ordinary course of business; or

    (vii) the financial or trading position of any member of the wider TEG Group being prejudiced or adversely affected;

(g) PacifiCorp Acquisitions not having discovered, save as publicly announced in accordance with the Listing Rules prior to the date of this announcement or as otherwise disclosed to it prior to that date by any member of the TEG Group, that any member of the wider TEG Group has, since 30 September 1997 to an extent which is material in the context of the TEG Group as a whole or of the financing of the Offer:

      (i) save to any member of the TEG Group and, save for the issue of Energy Group Securities on the exercise of options granted under any of the Energy Group Share Schemes prior to the date of this announcement, issued or agreed to issue or authorised or proposed the issue of additional shares of any class, or of securities convertible into, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities or redeemed, purchased or reduced any part of its share capital;

     (ii) recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution in respect of the share capital of The Energy Group;

    (iii) merged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any assets or any right, title or interest in any assets (including shares and trade investments) or authorised or proposed or announced any intention to propose a merger, demerger, acquisition, disposal, transfer, mortgage, charge or security interest (in each case, other than in the ordinary course of business);

     (iv) made or authorised or proposed or announced an intention to propose any change in its share or loan capital save for options granted under any of the Energy Group Share Schemes prior to the date of this announcement and for any Energy Group Securities allotted upon exercise of such options;

      (v) issued, authorised or proposed or announced an intention to propose the issue of any debentures or (save in the ordinary course of business) incurred or increased any indebtedness or contingent liability;

     (vi) otherwise than in the ordinary course of business, entered into any contract, reconstruction, amalgamation, commitment or other transaction or arrangement or (save for changes in remuneration notified to PacifiCorp Acquisitions prior to the date of this announcement) changed the terms of any contract with any director of The Energy Group;

    (vii) save in the ordinary course of business, entered into or varied any contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which is of a long-term, onerous or unusual nature or magnitude or which involves or could involve an obligation of such a nature or magnitude;

   (viii) waived or compromised any claim otherwise than in the ordinary course of business;

     (ix) taken any corporate action or had any order made for its winding-up, dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or any of its assets or revenues; or

      (x) entered into any contract, commitment, agreement or arrangement or passed any resolution with respect to, or announced an intention to, or to propose to effect, any of the transactions, matters or events referred to in this Condition;

(h) since 30 September 1997, save as publicly announced in accordance with the Listing Rules prior to the date of this announcement or as otherwise disclosed to PacifiCorp Acquisitions prior to that date by any member of the TEG Group, none of the following having occurred to an extent which is material in the context of the wider TEG Group as a whole or of the financing of the Offer:

      (i) adverse change or deterioration in the business, assets, financial or trading position of any member of the wider TEG Group;

     (ii) litigation or arbitration proceedings, prosecution or other legal proceedings having been instituted or threatened in writing by or against or remaining outstanding against any member of the wider TEG Group or to which any member of the wider TEG Group is a party (whether as plaintiff, defendant or otherwise) and any investigation by any relevant authority against, or in respect of any member of the wider TEG Group having been threatened in writing, announced or instituted or remaining outstanding by, against or in respect of any member of the wider TEG Group; and

    (iii) a contingent or other liability of any member of the wider TEG Group having arisen which would be likely adversely to affect any member of the wider TEG Group;

(i)   PacifiCorp Acquisitions not having discovered:

      (i) that any financial, business or other information which has been publicly disclosed at any time by or on behalf of any member of the wider TEG Group is materially misleading, contains a material misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading and which in any such case is material in the context of the wider TEG Group taken as a whole or of the financing of the Offer; or

     (ii) that any member of the wider TEG Group was, at the date of the Energy Group Listing Particulars, or has, outside the ordinary course of business since that date, become subject to any liability (contingent or otherwise) which is not disclosed or referred to in the Energy Group Listing Particulars and which is material in the context of the wider TEG Group taken as a whole or of the financing of the Offer; and

(j) save as publicly announced in accordance with the Listing Rules prior to the date of this announcement or as otherwise disclosed to it prior to that date by any member of the TEG Group, PacifiCorp Acquisitions not having discovered:

      (i) that any past or present member of the wider TEG Group has not complied with all applicable legislation or regulations of any jurisdiction with regard to the disposal, discharge, spillage, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health, which non-compliance or any other disposal, discharge, spillage, leak or emission which has occurred would be likely to give rise to any liability (whether actual or contingent) on the part of any member of the wider TEG Group and which is material in the context of the wider TEG Group taken as a whole or of the financing of the Offer; or

     (ii) that there is, or is likely to be, any liability (whether actual or contingent) to make good, repair, reclaim, remediate, reinstate or clean up property now or previously owned, occupied or made use of by any past or present member of the wider TEG Group under any legislation, regulation, notice, circular or order of any relevant authority relating to the protection of or enhancement of the environment and which is material in the context of the wider TEG Group taken as a whole or of the financing of the Offer.

      For the purposes of these Conditions: (a) "relevant authority" means any government, government department or governmental, quasi-governmental, supranational, statutory or regulatory body, court, trade agency, professional association or institution or environmental body in any jurisdiction; (b) a relevant authority shall be regarded as having "intervened" if it has instituted, implemented or threatened to take any action, proceedings, suit, investigation or enquiry or reference, or made, enacted or proposed any statute, regulation, decision or order and "intervene" shall be construed accordingly; (c) "authorisations" means authorisations, orders, grants, recognitions, certifications, confirmations, consents, licences, clearances, permissions and approvals; (d) the "wider TEG Group" means The Energy Group and its subsidiary undertakings, associated undertakings and any other undertakings in which The Energy Group and such undertakings (aggregating their interests) have a substantial interest; and (e) the "PacifiCorp Acquisitions Group" means PacifiCorp Group Holdings Company and its subsidiary undertakings, associated undertakings and any other undertaking in which PacifiCorp Group Holdings Company and such undertakings (aggregating their interests) have a substantial interest and, for these purposes, "subsidiary undertaking", "associated undertaking", "holding company" and "undertaking" have the meanings given by the Companies Act (but for this purpose ignoring paragraph 20(1)(b) of Schedule 4A of the Companies Act) and "substantial interest" means a direct or indirect interest in 20 per cent. or more of the equity capital of an undertaking.

      PacifiCorp Acquisitions will not invoke either of Conditions (d) or (e) in respect of:

(a)   the DGES seeking or indicating that it is his intention to seek:


      (i) modifications to any of Eastern's licences under the Electricity Act 1989; or

     (ii) undertakings or assurances from any member of the PacifiCorp Acquisitions Group or the TEG Group,

      in either case provided that such modifications, undertakings or assurances substantially reflect the assurances proposed by the DGES to PacifiCorp Acquisitions in connection with the referral of the

      Original Offer to the Monopolies and Mergers Commission (as the same are described in the Monopolies and Mergers Commission Report relating to the Original Offer published on 19 December 1997) or are otherwise reasonably satisfactory to PacifiCorp Acquisitions; or

(b) any action taken or order made by the FTC or the failure to obtain any approval or order from the FTC.

      PacifiCorp Acquisitions reserves the right to waive all or any of the above Conditions, in whole or in part, except Condition (a). Conditions (b) to
(j) inclusive, if not, where applicable, waived, must be fulfilled or satisfied by the Initial Closing Date. Subject thereto, if Condition (a)(i) is satisfied prior to the Initial Closing Date, Conditions (b) to (j) inclusive if not, where applicable, waived, must be fulfilled or satisfied, (i) if Condition (a)(i) is satisfied at a level below the 90 per cent. threshold described in Condition (a)(i), by the date on which Condition (a)(i) is so satisfied, or (ii) if Condition (a)(i) is satisfied at a level at or above such 90 per cent. threshold, by the end of the twenty-first day (or such later day as the Panel may agree) after whichever is the later of the time of satisfaction of Condition (a)(i) and the 20th Business Day following the date of the Offer Document, but, subject thereto, PacifiCorp Acquisitions shall be under no obligation to waive or treat as satisfied any Condition by a date earlier than the latest date for the satisfaction thereof, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfilment.

      If PacifiCorp Acquisitions is required by the Panel to make an offer for Energy Group Securities under the provisions of Rule 9 of the City Code, PacifiCorp Acquisitions may make such alterations to the above Conditions, including Condition (a), as are necessary to comply with the provisions of Rule 9.

      The Offer will lapse if the Acquisition is referred to the Monopolies and Mergers Commission before the Initial Closing Date.

                                  APPENDIX II

                    SUMMARY OF THE TERMS OF THE LOAN NOTES

      The Floating Rate Unsecured Loan Notes 2004 of PacifiCorp Acquisitions will be created by a resolution of the Board or a duly authorised committee thereof and will be constituted by a Loan Note Instrument (the "Loan Note Instrument") executed as a deed by PacifiCorp Acquisitions. The Loan Notes will not be guaranteed. The issue of the Loan Notes is conditional on all Conditions being, where applicable, waived, fulfilled or satisfied. Loan Notes will be issued only if the aggregate valid elections for the Loan Note Alternative received on or before the date on which all Conditions are so waived, fulfilled or satisfied, as applicable, will result in PacifiCorp Acquisitions issuing in excess of pound sterling 1 million nominal value of Loan Notes. The Loan Note Alternative is not available to any person who is a citizen or resident of the United States and certain other jurisdictions. The Loan Note Instrument will contain provisions, inter alia, substantially to the
                                              _____ ____
effect set out below.

1 The Loan Notes will be issued by PacifiCorp Acquisitions in amounts and integral multiples of pound sterling 1 in nominal amount only and will constitute unsecured obligations of PacifiCorp Acquisitions. No payment will be made in respect of any amount payable of less than pound sterling 1. The Loan Note Instrument will not contain any restrictions on borrowing, disposals or charging of assets by PacifiCorp Acquisitions.

2 Interest on the Loan Notes will be payable (subject to any requirement to deduct income tax therefrom) semi-annually in arrear on 30 June and 31 December in each year or, if such a day is not a Business Day, on the immediately preceding Business Day ("interest payment dates") except that the first payment of interest on the Loan Notes will be made on 31 December 1998 in respect of the period from and including the date of issue of the relevant Loan Note up to but excluding 31 December 1998. The period from and including the date of issue of the relevant Loan Note up to but excluding 31 December 1998 and the period from and including that date or any subsequent interest payment date up to but excluding the next following interest payment date is herein called an "interest period".

3(a) The rate of interest on the Loan Notes for each interest period will be the rate per annum which is 0.5 per cent. below LIBOR. "LIBOR" means the arithmetic mean (rounded down, if necessary, to four decimal places) of the respective rates which are quoted as of 11.00 a.m. (London time) on the first Business Day of the interest period on the "LIBP" page on the Reuter Monitor Money Rate Service (or such other page or service as may replace it for the purpose of displaying London inter-bank sterling offered rates of leading reference banks) as being the interest rates offered in the London inter-bank market for six month sterling deposits but:

      (i) if only two or three such offered quotations appear, the relevant arithmetic mean (rounded as mentioned above) shall be determined on the bases of those offered quotations; and

     (ii) if no, or only one, such offered quotation appears, the relevant arithmetic mean (rounded as mentioned above) shall be determined instead on the basis of the respective rates (as quoted to PacifiCorp Acquisitions at its request) at which each of Barclays Bank PLC and National Westminster Bank plc is offering six month sterling deposits to prime banks in the London inter-bank market at or about 11.00 a.m. (London time) on the first Business Day of the relevant interest period.

(b) If LIBOR cannot be established in accordance with the provisions of paragraph 3(a) above for any interest period, the rate of interest on the Loan Notes for such interest period shall be the same as that applicable to the Loan Notes during the previous interest period, unless in such case such other prime bank in the London inter-bank market as PacifiCorp Acquisitions shall reasonably select for the purpose shall have been prepared to offer a rate as aforesaid, in which case the rate of interest in respect of the relevant interest period shall be the rate so offered.

(c) Each instalment of interest shall be calculated on the basis of a 365 day year (or a 366 day year in the case of a leap year) and the number of days elapsed in the relevant interest period.

4 A holder of Loan Notes (a "Noteholder") shall be entitled to require PacifiCorp Acquisitions to repay the whole (whatever the amount) or any part (being any integral amount of pound sterling 1) of the principal amount of his holding of Loan Notes at par, together with accrued interest (subject to any requirement to deduct income tax therefrom) up to but excluding the date of repayment, on any interest payment date, from and including 31 December 1998 and thereafter on any interest payment date falling prior to 31 December 2004 by giving not less than 30 days' prior notice in writing to the registrars of PacifiCorp Acquisitions accompanied by the certificate(s) for all the Loan Notes to be repaid and notice of redemption (duly completed) in the prescribed form on the Loan Notes to be repaid.

5 If at any time the principal amount of all Loan Notes outstanding is 20 per cent. or less of the total nominal amount of Loan Notes issued in connection with the Offer, PacifiCorp Acquisitions shall have the right, on giving the remaining Noteholders not less than 30 days' notice in writing expiring on 31 December 1998 or any subsequent interest payment date, to redeem all (but not some only) of the outstanding Loan Notes at par together with accrued interest thereon (subject to any requirement to deduct income tax therefrom) up to but excluding the date of redemption.

6 Any Loan Notes not previously repaid, redeemed or purchased will be repaid in full at par on 31 December 2004, together with accrued interest thereon (subject to any requirement to deduct income tax therefrom) up to and excluding that date.

7 Any Loan Notes repaid, purchased or redeemed will be cancelled and shall not be available for re-issue.

8 The Noteholders will have power by extraordinary resolution of the Noteholders passed in accordance with the provisions of the Loan Note Instrument or by resolution in writing signed by holders of not less than 75 per cent. of the outstanding Loan Notes, inter alia, to sanction

                                                       _____ ____
      any modification, abrogation or compromise of or arrangement in respect of their rights against PacifiCorp Acquisitions and to assent to any amendment in respect of their rights against PacifiCorp Acquisitions and to assent to any amendment of the provisions of the Loan Note Instrument (but in each case subject to the consent of PacifiCorp Acquisitions). PacifiCorp Acquisitions may, with the consent of its financial advisers, amend the provisions of the Loan Note Instrument, without such sanction or consent, if such amendment is of a formal, minor or technical nature or to correct a manifest error.

9 Each Noteholder will have the right to acquire (by subscription at a nominal value of an amount up to or equal to such Noteholder's holding of Notes) additional loan notes to be issued by a subsidiary of PacifiCorp Acquisitions (the "Additional Notes") on terms and conditions substantially the same as those applicable to the Loan Notes, except as follows:

(a)   the Additional Notes will not be issued before 31 December 2003;

(b) the rate of interest on the Additional Notes will be 1.5 per cent. below the rate per annum described in paragraph 3(a) above; and

(c) the Additional Notes will not carry any right to acquire any additional securities.

10 Each Noteholder shall be entitled to require all or part (being pound sterling 1 nominal amount or any integral multiple thereof) of the Loan Notes held by him to be repaid at par together with accrued interest (subject to any requirement to deduct any income tax therefrom) if:

(a) any principal or interest on any of the Loan Notes held by that Noteholder shall fail to be paid in full within 30 days after the due date for payment thereof; or

(b) an order is made or an effective resolution is passed for the winding-up or dissolution of PacifiCorp Acquisitions (other than for the purposes of a solvent reconstruction or a solvent amalgamation or a members' voluntary winding-up on terms previously approved by extraordinary resolution of the Noteholders); or

(c) an encumbrancer takes possession of, or a trustee, receiver, administrator or similar officer is appointed or an administration order is made in respect of, the whole or substantially the whole of the undertaking of PacifiCorp Acquisitions and such person has not been paid out or discharged within 30 days.

11 PacifiCorp Acquisitions shall be entitled at any time to purchase any Loan Notes at any price by tender (available to all Noteholders alike), private treaty or otherwise by agreement with the relevant
      Noteholder(s).

12 The Loan Notes will contain provisions entitling PacifiCorp Acquisitions, without the consent of Noteholders, to substitute any of its subsidiaries or any holding company or subsidiaries of such holding company resident in the UK for tax purposes (other than Eastern or any of its subsidiaries) as the principal debtor under the Loan Note Instrument and the Loan Notes or to require all or any of the Noteholders to exchange their Loan Notes for loan notes issued on the same terms mutatis mutandis by any such company provided that (a)
                 _______ ________
      PacifiCorp Acquisitions guarantees such company's obligations thereunder; and (b) following such substitution or exchange, the Loan Notes or (as the case may be) such loan notes shall not contain a provision equivalent to this paragraph 12. References to PacifiCorp Acquisitions in this summary shall be construed accordingly. PacifiCorp Acquisitions' right to require substitution of such company as principal debtor (but not the right to require exchange of the Loan Notes) will be exercisable only if prior clearance has been obtained from the Inland Revenue to the effect that the substitution will not be treated as a disposal of the Loan Notes for the purposes of United Kingdom taxation of chargeable gains and PacifiCorp Acquisitions' right to require such an exchange will be exercisable only if the exchange will fall within section 135 of the Taxation of Chargeable Gains Act 1992, and to the extent relevant, clearance has been received from the Inland Revenue under section 138 of that Act in respect of the exchange.

13 The Loan Notes will be evidenced by certificates, will be registered and will be transferable in integral multiples of pound sterling 1 in excess of that amount, provided that transfers of Loan Notes will not be registered while the register of Noteholders is closed.

14 No application has been made or is intended to be made to any stock exchange or other dealing service for the Loan Notes to be listed or otherwise traded.

15 The Loan Notes and the Loan Note Instrument will be governed by and construed in accordance with English law.

                                 APPENDIX III

                               SOURCES AND BASES

      1. The value of the fully diluted share capital of The Energy Group is based upon 520,857,817 Energy Group Shares in issue on 2 February 1998 and 9,228,858 Energy Group Shares which could fall to be issued on exercise in full of options and vesting of all outstanding awards granted under the Energy Group Share Schemes.

      2. The pro forma financial information in respect of The Energy Group for the year ended 31 March 1997 is taken from the unaudited pro forma combined financial information set out in The Energy Group's report and accounts for the six months ended 31 March 1997.

      3. References in this announcement to "tons" are to short tons equal to 2,000 pounds.

                                  APPENDIX IV


                                  DEFINITIONS

"Acquisition"                             the proposed acquisition of The
                                          Energy Group pursuant to the Offer

"Board" or "Directors"                    the directors of PacifiCorp
                                          Acquisitions

"Business Day"                            has the meaning given to it in Rule
                                          14d-1 under the US Securities
                                          Exchange Act of 1934

"Canada" Canada, its provinces, territories and all areas subject to its jurisdiction and any political sub-division thereof

"City Code"                               the City Code on Takeovers and
                                          Mergers of the UK

"Closing Price"                           the mid-price quotation of an Energy
                                          Group Share as derived from the
                                          London Stock Exchange Daily Official
                                          List

"Combined Group"                          PacifiCorp and its subsidiaries, as
                                          enlarged by the acquisition of The
                                          Energy Group

"Companies Act"                           the Companies Act 1985 (as amended)
                                          of England and Wales

"Conditions"                              the conditions of the Offer
                                          described in Appendix I and
                                          "Condition" means any one of them

"DGES"                                    The Director General of Electricity
                                          Supply of the UK

"Energy Group ADRs"                       American Depositary Receipts
                                          evidencing Energy Group ADSs

"Energy Group ADSs"                       American Depositary Shares issued in
                                          respect of Energy Group Shares, each
                                          representing four Energy Group
                                          Shares

"Energy Group Listing Particulars"        the listing particulars relating to
                                          Energy Group dated 27 January 1997
                                          published in accordance with the
                                          Listing Rules

"Energy Group Securities"                 Energy Group Shares and Energy Group
                                          ADSs

"Energy Group Share Schemes"              The Energy Group Executive Share
                                          Option Scheme, The Energy Group
                                          Sharesave Scheme, The Energy Group
                                          Long-term Incentive Plan and The
                                          Energy Group Special Bonus Scheme

"Energy Group Shares"                     shares of 10p each in the share
                                          capital of The Energy Group in issue
                                          or allotted or issued prior to the
                                          date on which the Offer closes (or
                                          such earlier date, not being earlier
                                          than the Initial Closing Date (as it
                                          may be extended), as PacifiCorp
                                          Acquisitions may determine)

"FERC"                                    the US Federal Energy Regulatory
                                          Commission

"Initial Closing Date"                    10.00 p.m. (London time), 5.00 p.m.
                                          (New York City time) 20 Business
                                          Days after the date of the Offer
                                          Document, unless and until
                                          PacifiCorp Acquisitions, in its
                                          discretion, shall have extended the
                                          Offer, in which case the term
                                          "Initial Closing Date" shall mean
                                          the latest time and date at which
                                          the Offer, as so extended by
                                          PacifiCorp Acquisitions, will expire
                                          or, if earlier, the date on which
                                          the Offer becomes or is declared
                                          wholly unconditional

"Initial Offer Period"                    the period from the date of the
                                          Offer Document to and including the
                                          Initial Closing Date

"Lazard"                                  Lazard Brothers & Co., Limited and
                                          Lazard Freres & Co. Limited

"LIBOR" the London Inter-Bank Offered Rate, determined in accordance with the Terms of the Loan Notes, a summary of which is set out in Appendix II

"Listing Rules"                           the Listing Rules of the London
                                          Stock Exchange

"Loan Note Alternative"                   the alternative under which holders
                                          of Energy Group Shares who validly
                                          accept the Offer will be entitled to
                                          elect to receive Loan Notes instead
                                          of cash consideration otherwise
                                          payable to them

"Loan Notes"                              the Floating Rate Unsecured Loan
                                          Notes 2004 of PacifiCorp
                                          Acquisitions to be issued pursuant
                                          to the Loan Note Alternative

"London Stock Exchange"                   London Stock Exchange Limited

"Morgan Stanley"                          Morgan Stanley & Co. Limited

"NYSE"                                    the New York Stock Exchange

"Offer" the offer to be made by Goldman Sachs International on behalf of PacifiCorp Acquisitions to acquire the Energy Group Shares (including those represented by Energy Group
                                          ADSs) and Energy Group ADSs as
                                          described in this document
                                          including, where the context permits
                                          and/or requires, the Loan Note
                                          Alternative and any subsequent
                                          revision, variation, extension, or
                                          renewal of such offer or the Loan
                                          Note Alternative

"Offer Document"                          the document containing the Offer to
                                          be sent to holders of Energy Group
                                          Shares and Energy Group ADSs

"Original Offer"                          the offer made by Goldman Sachs
                                          International on behalf of
                                          PacifiCorp Acquisitions to acquire
                                          all the issued and to be issued
                                          Energy Group shares as announced on
                                          13 June 1997

"Panel"                                   the Panel on Takeovers and Mergers
                                          of the UK

"SEC"                                     the US Securities and Exchange
                                          Commission

"Subsequent Offer Period"                 the period following the Initial
                                          Closing Date during which the Offer
                                          remains open for acceptance

"TEG Group"                               The Energy Group and its
                                          subsidiaries and subsidiary
                                          undertakings and, where the context
                                          permits, each of them

"The Energy Group"                        The Energy Group PLC

"UK" or "United Kingdom"                  the United Kingdom of Great Britain
                                          and Northern Ireland

"United States" or "US"                   the United States of America, its
                                          territories and possessions, any
                                          State of the United States and the
                                          District of Columbia, and all other
                                          areas subject to its jurisdiction

"Pound Sterling"                          pound sterling, the lawful currency
                                          of the United Kingdom

"$"                                       United States dollar, the lawful
                                          currency of the United States